Exhibit 32.02

EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

Section 1350 Certifications

In connection with the Annual Report of Eastman Chemical Company (the "Company") on Form 10-K for the period ending December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Eastman Chemical Company and will be retained by Eastman Chemical Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  February 15, 2023

/s/ William T. McLain, Jr.
William T. McLain, Jr.
Senior Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.